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                                                                Exhibit 3.222
Filing Fee: $150.00

                State of Rhode Island and Providence Plantations
                        OFFICE OF THE SECRETARY OF STATE
                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                            PROVIDENCE, RI 02903-1335

                                                           Corp. I.D.# _________

                              BUSINESS CORPORATION

                            ARTICLES OF INCORPORATION

     The undersigned acting as incorporator (s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is EmCare of Rhode Island, Inc. (strike if inapplicable)

     SECOND: The period of its duration is (if perpetual, so state) perpetual

     THIRD: The purpose or purposes for which the corporation is organized are:

The transaction of any and all lawful business for which corporations may be incorporated under the Revised Statutes of Rhode Island, including, but not limited to, entering into medical billing contracts with hospitals.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:

(a) If only one class: Total number of shares 1,000. (Par value of $0.01 per share) If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

or

(b) If more than one class: Total number of shares _____________.

(State (A) the number of shares of each class thereof that are to have a par value and the par value or each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board

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of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

     FIFTH: Provisions (if any) dealing with the preemptive right of shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

No shareholder of the corporation shall be entitled as a matter of right to purchase or acquire any additional shares of stock of the corporation or any security or other obligation convertible into, exchangeable for, or conferring the right to purchase or acquire, shares of stock of the corporation.

     SIXTH: Provisions (if any) for the regulation of the internal affairs of the corporation:

None

     SEVENTH: The address of the initial registered office of the corporation is 170 Westminster Street, Suite 900, Providence, RI 02903 (add Zip Code) and the name of its initial registered agent at such address is: Corporation Service Company


/s/ Carol K. Dola
-------------------------------------
Signature of registered agent

     EIGHTH: The number of directors constituting the initial board of directors of the corporation is two and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are: (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

Name                          Address
----                          -------
Leonard M. Riggs, Jr., M.D.   1717 Main Street, Suite 5200
                              Dallas, Texas 75201
William F. Miller, III        1717 Main Street, Suite 5300
                              Dallas, Texas 75201

     NINTH: The name and address of each incorporator is:

Name                 Address
----                 -------
Robert F. Anderson   1717 Main Street, Suite 5200
                     Dallas, Texas 75201

     TENTH: Date when corporate existence to begin (not more than 30 days after filing filing of these articles of incorporation):

upon filing

Dated March 12, 1997


                                        /s/ Robert F. Anderson
                                        ----------------------------------------
                                        Signature of each incorporator
                                        Robert F. Anderson


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STATE OF TEXAS City

in the ___________ of Dallas

COUNTY OF Dallas Town

in said County this 12 day of March A.D. 1997 then personally appeared before me Robert Anderson each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.


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